Exhibit 10.3

Execution Version

SECURITIES HOLDERS AGREEMENT

by and among

TSG HOLDINGS CORP.,

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.,

ING FURMAN SELZ INVESTORS III L.P.,

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.,

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC,

and

THE OTHER INVESTORS NAMED HEREIN

Dated as of August 21, 2003

TABLE OF CONTENTS

ARTICLE I RESTRICTIONS ON TRANSFER OF SECURITIES

1.1.	Restrictions on Transfers of Securities
1.2.	Legend
1.3.	Notation

ARTICLE II OTHER COVENANTS AND REPRESENTATIONS

2.1.	Financial Statements and Other Information
2.2.	Sale of the Company
2.3.	Tag-Along Rights
2.4.	Preemptive Rights
2.5.	Corporate Opportunity
2.6.	Restrictive Covenants

ARTICLE III CORPORATE ACTIONS

3.1.	Amended and Restated Certificate of Incorporation and Bylaws
3.2.	Directors and Voting Agreements
3.3.	Right to Remove Certain of the Company’s Directors
3.4.	Right to Fill Certain Vacancies in Company’s Board
3.5.	Directors of Subsidiaries
3.6.	Amendment of Certificate and Bylaws
3.7.	Termination of Voting Agreements
3.8.	Officers
3.9.	Committees

ARTICLE IV ADDITIONAL RESTRICTIONS ON TRANSFERS OF MANAGEMENT SECURITIES HELD BY MANAGEMENT INVESTORS

4.1.	Certain Definitions
4.2.	Restrictions on Transfer
4.3.	Purchase Option
4.4.	Involuntary Transfers
4.5.	Purchaser Representative

ARTICLE V MISCELLANEOUS

5.1.	Amendment and Modification

i

5.2.	Successors and Assigns
5.3.	Separability
5.4.	Notices
5.5.	Governing Law
5.6.	Headings
5.7.	Counterparts
5.8.	Further Assurances
5.9.	Termination
5.10.	Remedies
5.11.	Party No Longer Owning Securities
5.12.	No Effect on Employment
5.13.	Pronouns
5.14.	Future Individual Investors
5.15.	Entire Agreement

EXHIBITS

Exhibit A	Amended and Restated Certificate of Incorporation of the Company
Exhibit C	Bylaws of the Company

SCHEDULES

Schedule I	Investors and Securities Exchanged and Purchased

DEFINED TERMS

Affiliate
Agreement
Approved Sale
BRS
BRS Affiliates
BRS Associates
BRS Directors
BRS Partner
Common Stock
Company
Designated Purchaser
Escrow Amount
Escrow Notice
Exchange Act
Fair Market Value Price
Holders
ING Barings Global
ING Barings U.S.
ING Furman Selz
Investor
Investors
Jefferies Affiliates
Jefferies Associates
Jefferies Directors
Jefferies Funds
Jefferies Partner
Jointly Designated Directors
Management Investors
Management Securities
Option Purchase Price
Option Termination Date
Permitted Transferee
Preemptive Notice
Preemptive Reply
Preferred Stock
Proffered Valuation
Public Offering
Purchase Number
Purchase Option
Qualified Investors

Required Holders
Sale Notice
Securities
Securities Act
Securities Purchase Agreement
Securities Purchase and Exchange Agreement
Seller
Seller’s Notice
Sheridan
Sheridan Acquisition
Sheridan Common Stock
Special Registration Statement
Stock Purchase Agreement
Subsidiary
Tag-Along Notice
Termination Date
Transfer
Transfer Date
Unit Offering

v

SECURITIES HOLDERS AGREEMENT

THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of August 21, 2003 (the “Agreement”), by and among TSG Holdings Corp., a Delaware corporation (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), ING Furman Selz Investors III L.P., a Delaware limited partnership (“ING Furman Selz”), ING Barings Global Leveraged Equity Plan Ltd., a Bermuda corporation, (“ING Barings Global”), ING Barings U.S. Leveraged Equity Plan LLC, a Delaware limited liability company (“ING Barings U.S.” and, together with ING Furman Selz and ING Barings Global, the “Jefferies Funds”), and the individuals designated as Management Investors on the signature pages hereto (the “Management Investors”).  BRS, each of the Jefferies Funds and each of the Management Investors and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”

Background

A.                                   This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of August 1, 2003 (the “Stock Purchase Agreement”), by and among Sheridan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Sheridan Acquisition”), The Sheridan Group, Inc., a Maryland corporation (“Sheridan”), and the other parties thereto, pursuant to which Sheridan Acquisition will acquire all of the outstanding capital stock of Sheridan (other than any shares acquired by the Company pursuant to the Securities Purchase and Exchange Agreement, dated as of the date hereof (the “Securities Purchase and Exchange Agreement”)), and Sheridan will become a wholly-owned subsidiary of the Company.

B.                                     The Management Investors are employed by or serve as directors of Sheridan or its direct or indirect subsidiaries.  Immediately prior to the closing of the transactions contemplated by the Stock Purchase Agreement, and after the conversion of all outstanding shares of Sheridan preferred stock and the exercise of all outstanding options and warrants to purchase Sheridan common stock as contemplated by the Stock Purchase Agreement, each of the Management Investors will own shares of Sheridan common stock (the “Sheridan Common Stock”).

C.                                     Pursuant to the terms of the Securities Purchase and Exchange Agreement, certain of the Management Investors have exchanged for a number of shares of Sheridan Common Stock owned by such Management Investor and/or have purchased for cash the number of shares of the Company’s Series A 10% Cumulative Compounding Preferred Stock, par value $.001 per share (the “Preferred Stock”), and Common Stock, par value $.001 per share (the “Common Stock”), set forth opposite such Management Investor’s name on Schedule I hereto.

D.                                    Pursuant to the terms of a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), the Company has sold, and each of BRS and the Jefferies Funds have purchased for cash, (i) the number of shares of Preferred Stock of the Company, and (ii) the number of shares of Common Stock of the Company, in each case as set forth opposite such Investor’s name on Schedule I hereto.

E.                                      Immediately following the purchase and sale of securities referred to above, the Company will contribute the cash and non-cash proceeds from such transactions to Sheridan Acquisition, which will use such cash proceeds in part to acquire pursuant to the Stock Purchase Agreement the outstanding capital stock of Sheridan that is not otherwise owned by Sheridan Acquisition by virtue of the transactions described above.

F.                                      The Investors and the Company wish to set forth herein certain agreements regarding their future relationships and their rights and obligations with respect to Securities of the Company.

G.                                     As used herein, the term “Securities” shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Management Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

RESTRICTIONS ON TRANSFER OF SECURITIES

1.1.                              Restrictions on Transfers of Securities.  The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below), except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof:

(a)                                  No Investor or Permitted Transferee shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless (i) such Transfer is to a person approved in advance in writing by the Required Holders (as defined in Section 2.2(a)), and (ii) such Transfer complies with the provisions of this Section 1.1, Article II hereof, and, in addition, in the case of Management Securities (as defined in Section 4.1(a)), Article IV of this Agreement.  Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company.  As used herein, “Transfer” includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights (except for the voting agreement set forth in Article III hereof) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company’s equity securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”).  Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2(a) hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2(a) hereof if the opinion of counsel referred to above is to the further effect that such legends is not required in order to establish compliance with any provision of the Securities Act.

Nothing in this Section 1.1(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; provided, however, that each such Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were an Investor (or if the Permitted Transferee were a Management Investor, a Management Investor) hereunder; and provided further, however, that (i) no person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such person agrees to be fully bound by this Agreement as if it were an Investor (or if the Permitted Transferee were a Management Investor, a Management Investor) hereunder, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

(b)                                 As used herein, “Permitted Transferee” shall mean:

(i)                                     in the case of any Investor or Permitted Transferee who is a natural person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person’s spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual person or such person’s spouse or children or grandchildren (in each case, natural or adopted);

(ii)                                  in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person’s assets;

(iii)                               (A)                              in the case of BRS, (I) any general partner of BRS (a “BRS Partner”) and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of BRS or any BRS Partner (collectively, “BRS Affiliates”), (II) any present or former managing director, director, general partner, limited partner, officer or employee of BRS, a BRS Partner or any BRS Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (II) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (II) (provided that no BRS Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “BRS Associates”), and (III) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only BRS, BRS Partners, BRS Affiliates, or BRS Associates;  provided, however, that prior to the Company’s initial Public Offering (as such term is defined in Section 4.1(b) hereof), no limited partner of BRS, BRS Partner or BRS Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such limited partner would cause the Company to be subject to registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(B)                                in the case of any of the Jefferies Funds, (I) the general partner or managing member of such Jefferies Fund (a “Jefferies Partner”) and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of any of the Jefferies Funds or any Jefferies Partner (including FS Private Investments LLC, the manager of the Jefferies Funds) (collectively, “Jefferies Affiliates”), (II) any present or former managing director, director, general partner, limited partner, member, officer or employee of any of the Jefferies Funds, a Jefferies Partner or any Jefferies Affiliate, or any spouse or lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (II) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (II) (provided that no Jefferies Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, “Jefferies Associates”), and (C) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only Jefferies Funds, Jefferies Partners, Jefferies Affiliates, or Jefferies Associates; provided, however, that prior to the Company’s initial Public Offering, no limited partner of any of the Jefferies Funds, Jefferies Partner, or Jefferies Affiliate shall constitute a Permitted Transferee to the extent that a Transfer of Securities to such limited partner would cause the Company to be subject to registration under Section 12(g) of the Exchange Act.

(iv)                              in the case of any Investor or Permitted Transferee, any person if such person takes such Securities pursuant to a sale in connection with a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act.

(c)                                  As used herein, “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person.

1.2.                              Legend.  (a)  All Securities.  Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

(b)                                 Management Securities.  In addition to the legends required by Section 1.2(a) above, the following legend shall appear on certificates representing Management Securities (as defined in Section 4.1 hereof); provided, however, that the Company’s failure to cause certificates representing Management Securities to bear such legend shall not affect the Company’s Purchase Option described in Section 4.3:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO “MANAGEMENT SECURITIES” AS DESCRIBED IN THE SECURITIES HOLDERS AGREEMENT, A COPY OF WHICH

AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

1.3.                              Notation.  A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

ARTICLE II

OTHER COVENANTS AND REPRESENTATIONS

2.1.                              Financial Statements and Other Information.  (a) The Company shall deliver (or cause Sheridan to deliver) to BRS (so long as BRS or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities) and to each of the Jefferies Funds (so long as such Jefferies Fund or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities):

(i)                                     as soon as available and in any event within 15 days after the end of each calendar month, consolidated balance sheets of the Company and its subsidiaries and of Sheridan and its subsidiaries as of the end of such calendar month, and consolidated statements of income and cash flows of the Company and its subsidiaries and of Sheridan and its subsidiaries for the calendar month then ended, shown in comparison to the budgeted amounts for the same period and the same monthly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

(ii)                                  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries and of Sheridan and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries and of Sheridan and its subsidiaries for the period then ended, shown in comparison to the budgeted amounts for the same period and the same quarterly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

(iii)                               as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries and of Sheridan and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries and of Sheridan and its subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(iv)                              to the extent the Company or Sheridan is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or Sheridan as soon as such reports are generally available, together with any other documents the Company or Sheridan are required to deliver to the holders of any such indebtedness;

(v)                                 prior to the beginning of each fiscal year, an annual budget which has been approved by the Board of Directors of the Company, prepared on a month by month basis for the Company and its subsidiaries and Sheridan and its subsidiaries for such fiscal year (displaying anticipated statements of income and cash flow), and promptly upon preparation thereof any other significant budgets prepared by the Company, and any revisions of such annual or other budgets; and

(vi)                              such other documents, reports, financial data and other information as BRS or the Jefferies Funds may reasonably request.

(a)                                  Inspection and Access.  The Company and its subsidiaries shall provide to BRS (so long as it or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities) and each of the Jefferies Funds (so long as it or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) own any Securities) true and correct copies of all quarterly and annual financial reports of the Company and its subsidiaries and Sheridan and its subsidiaries and budgets prepared by or on behalf of the Company and its subsidiaries and Sheridan and its subsidiaries, and such other documents, reports, financial data and other information as such party may reasonably request.  The Company shall permit any authorized representatives designated by each such party to visit and inspect any of the properties of the Company and its subsidiaries (including Sheridan), including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as such party may reasonably request.

2.2.                              Sale of the Company.

(a)                                  So long as the Company has not consummated a Public Offering, if the Required Holders (as defined hereinafter) approve the sale of the Company, whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of its assets or otherwise (any of the foregoing, an “Approved Sale”), (i) each Investor and Permitted Transferee will consent to, vote for and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor’s or Permitted Transferee’s Common Stock and/or Preferred Stock on the terms and conditions approved by the Required Holders, and (iii) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor or Permitted Transferee will sell, exchange, redeem, agree to cancel or otherwise dispose of such securities or options, warrants or other rights on the terms and conditions approved by the Required Holders.  Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.  As used herein, the term “Required Holders” means, as of any date, the holders of the majority of the shares of Common Stock then owned by BRS and the holders of the majority of the shares of Common Stock then held by the Jefferies Funds.

(b)                                 The obligations of each of the Investors and Permitted Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all Investors and Permitted Transferees holding Common Stock will be given the same option, (ii) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Preferred Stock will receive the same form and amount of consideration per share of Preferred Stock (it being understood, however, that the amount of consideration per share of Preferred Stock may vary to reflect the accrued and unpaid dividends thereon, to the extent different shares of Preferred Stock have been outstanding for different periods of time), or if any holder of Preferred Stock is given an option as to the form or amount of consideration to be received in respect of Preferred Stock, all Investors and Permitted Transferees holding Preferred Stock will be given the same option, and (iii) in the case of a holder of any securities referred to in clause (iii) of paragraph (a) above, (A) (I) in the event such Securities are vested, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, either (x) the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such Security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise) or (y) a security convertible or exchangeable for, or option, warrant or right to purchase, capital stock or other securities of a successor entity having substantially equivalent value, or (II) in the case where such securities are not vested, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, such securities shall be cancelled, or (B) such securities shall remain outstanding following such Approved Sale.

(c)                                  Each Investor and Permitted Transferee acknowledges that its or his or her pro rata share (based upon the number of shares of Common Stock owned (or acquirable pursuant to options, warrants or other rights to purchase Common Stock, or securities convertible into or exchangeable for Common Stock) by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses related to such Approved Sale.

2.3.                              Tag-Along Rights.

(a)                                  (i)  Except as otherwise provided in Section 2.3(a)(iii) below, no Seller (as hereinafter defined) shall sell any shares of Common Stock in any transaction or series of related transactions unless all “Holders” (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis based on the number of shares of Common Stock then owned by each Holder who elects to participate in such transaction or transactions and, subject to paragraph (ii) below, on identical terms (including amount and type of consideration paid).  For the avoidance of doubt, such participation on a pro rata basis shall mean that such Holder shall be entitled to sell the number of shares of Common Stock proposed to be sold by the Seller, multiplied by a fraction, the numerator of which is the number of shares then owned by such Holder and the denominator of which is the number of shares of outstanding Common Stock.  If any Holder elects not to participate in full or in part on a pro rata basis, the Seller may increase the number of shares sold by it by the number of shares any such Holder elects not to include pursuant to the terms hereof.  As used in this Section 2.3, a “Seller” shall mean BRS or any of the Jefferies Funds; “Holders” shall mean any Investor or any of their Permitted Transferees (other than BRS (in the case where BRS is the Seller) or the selling Jefferies Fund (in the case where a Jefferies Fund is the Seller) and other than a Permitted Transferee by virtue of Section 1.1(b)(iv)).

(ii)                                  Prior to any sale of shares of Common Stock subject to these provisions, the Seller shall notify the Company in writing of the proposed sale.  Such notice (the “Seller’s Notice”) shall set forth: (A) the number of shares of Common Stock subject to the proposed sale, (B) the name and address of the proposed purchaser, and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser.  The Company shall promptly, and in any event within 30 days of the Company’s receipt of the Seller’s Notice, deliver or cause to be delivered the Seller’s Notice to each Holder.  A Holder may exercise the tag-along right by delivery of a written notice (the “Tag-Along Notice”) to the Seller within 30 days of the date the Company delivered or caused to be delivered the Seller’s Notice.  The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale, up to the maximum pro rata share described above.  If a Holder entitled to participate therein delivers a Tag-Along Notice, such holder shall be obligated to sell that number of shares of Common Stock specified in the Tag-Along Notice upon the same terms and conditions as those under which the Seller is selling, conditioned upon and contemporaneously with completion of the Seller’s sale of its shares of Common Stock.  If no Tag-Along Notice is received during the 30-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable to the Seller than those stated in the Seller’s Notice and in accordance with the provisions of this Section 2.3.

(iii)                               Notwithstanding anything herein to the contrary, a Seller may make any of the following Transfers without offering the Holders the opportunity to participate: (A) Transfers by a Seller to any Permitted Transferee, provided that the proposed Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (B) sales pursuant to an effective registration statement under the Securities Act; and (C) sales in connection with an Approved Sale.

(iv)                              Notwithstanding anything herein to the contrary, no Seller shall be required to offer any Holder other than BRS or any of the Jefferies Funds the opportunity to participate in any transaction pursuant to this Section 2.3 unless such transaction involves sales of Common Stock to any person other than a Permitted Transferee that, together with any previous Transfers of Common Stock by BRS or the Jefferies Funds to persons other than Permitted Transferees, aggregate greater than 15% of the Common Stock then outstanding, and both BRS and any of the Jefferies Funds are Sellers in such transactions.

(v)                                 Each Investor acknowledges for itself and its transferees that BRS or any of the Jefferies Funds may grant in the future tag-along rights relating to shares of Common Stock to other holders of Common Stock and such holders will (A) have the same opportunity to participate in sales by BRS or such Jefferies Fund as provided to the parties hereto, and (B) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

(vi)                              Each of the parties hereto acknowledges that the Company (A) may issue Securities to persons in the future and (B) has adopted an incentive compensation plan pursuant to which employees of the Company or its subsidiaries or other persons may be granted, subject to the terms of such plan, options to purchase Common Stock or other Securities, and that such persons or participants may become subject to this Agreement and may be “Holders” for purposes of this Section 2.3.

(vii)                           The tag-along obligations of the Sellers provided under this Section 2.3 shall terminate upon the earlier of (A) the consummation of a Public Offering, (B) as to BRS, the day after the date on which BRS owns less than 5% of the outstanding Common Stock and (C) as to the Jefferies Funds, the day after the date on which the Jefferies Funds collectively own less than 5% of the outstanding Common Stock.  Upon the termination of such obligations, the rights of Holders with respect thereto shall also terminate.

(viii)                        Notwithstanding the requirements of this Section 2.3, a Seller may sell shares of Common Stock at any time without complying with the requirements of the above provisions of this Section 2.3 so long as the Seller deposits into escrow with an independent third party at the time of the sale that amount of the consideration received in the sale equal to the Escrow Amount.  The “Escrow Amount” shall equal the amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 2.3(a)(ii) and (B) proposed to include all of its Securities which it would have been entitled to include in the sale.  No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale.  Such notice (the “Escrow Notice”) shall set forth the information required in the Seller’s Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account.

The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Holder.  A Holder may exercise the tag-along right described in this clause (viii) by delivery to the Seller, within 15 days of the date the Company delivered or caused to be delivered the Escrow Notice, of (I) a written notice specifying the number of shares of Common Stock it proposes to sell, and (II) the certificates representing such shares of Common Stock, with transfer powers duly endorsed in blank.  Promptly after the expiration of the 15th day after the Company has delivered or caused to be delivered the Escrow Notice, (x) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of Section 2.3(a) (ii), (y) the Company shall cause to be released from the escrow to the Holder from whom the Seller purchases shares of Common Stock pursuant to clause (x) of this paragraph the applicable amount of consideration due to such Holder together with any interest thereon, and (z) all remaining funds and other consideration held in escrow shall be released to the Seller.  If the Seller received consideration other than cash in the sale, the Seller shall purchase the shares of Common Stock tendered by paying to the Holders cash and non-cash consideration in the same proportion as received by the Seller in the sale.

2.4.                              Preemptive Rights.  (a) Except for the issuance of Securities by the Company (i) pursuant to a Public Offering, (ii) as consideration for the acquisition of all or any substantial portion of the assets or all or any portion of the capital stock of any person or that are otherwise issued in connection with any merger or other business combination that is approved in accordance with the requirements of Section 2.6 hereof, (iii) in any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis, (iv) pursuant to the Company’s 2003 Stock-Based Incentive Compensation Plan or any other management stock option plan approved in accordance with the requirements Section 2.6 hereof, (v) to any employee or director of the Company or any of its Subsidiaries, (vi) as a dividend on the outstanding Common Stock or Preferred Stock, or (vii) with respect to which BRS and the Jefferies Funds have waived their rights to purchase any Securities pursuant to this Section 2.4, if, so long as the Company has not consummated a Public Offering, the Company sells any Securities, the Company will offer to sell to each of the Qualified Investors (as defined below) a pro rata portion of the number of such Securities issued equal to the percentage determined by dividing (x) the number of shares of Common Stock held by such Qualified Investor on a fully-diluted basis, by (y) the number of shares of Common Stock of the Company then outstanding on a fully-diluted basis.  Each Qualified Investor will be entitled to purchase all or part of such Securities at the same price and on the same terms as such Securities are sold by the Company pursuant to this Section 2.4.  As used in this Section 2.4, “Qualified Investors” shall mean BRS, any of the Jefferies Funds and any Management Investor that, pursuant to the Securities Purchase and Exchange Agreement, will make an initial investment in the Company valued as of the date hereof at $100,000 or greater.

(b)                                 The Company will cause to be given to each of the Qualified Investors a written notice setting forth the terms and conditions upon which such Qualified Investor may purchase Securities from the Company pursuant to this Section 2.4 (the “Preemptive Notice”).  After receiving a Preemptive Notice, a Qualified Investor may agree to purchase the Securities offered to such Qualified Investor by the Company pursuant to this Section 2.4, on the date specified by the Company in the Preemptive Notice, by delivery of a written notice to the Company within 15 days of the date the Company delivered or caused to be delivered the Preemptive Notice to the Qualified Investor (the “Preemptive Reply”).

2.5.                              Corporate Opportunity.  To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to BRS or any BRS Affiliates or any of the Jefferies Funds or any Jefferies Affiliates or representatives (including any directors of the Company designated by such persons).  In particular, (a) BRS and any of the Jefferies Funds and their respective Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or its subsidiaries or the Company’s or its subsidiaries’ business activities, without consulting any other Investor, and (b) none of BRS or the Jefferies Funds shall have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time.

2.6.                              Restrictive Covenants.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, without the prior written consent of the Required Holders, the Company shall not, and shall cause each of its subsidiaries not to:

(a)                                  except in connection with an Approved Sale pursuant to Section 2.2 hereof, sell, lease or otherwise dispose of, or permit any of its subsidiaries to sell, lease or otherwise dispose of, any assets of the Company and/or its subsidiaries having, in the aggregate, a value of $5 million or more (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company’s Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions;

(b)                                 except in connection with an Approved Sale pursuant to Section 2.2 hereof, merge or consolidate with any person or, except as permitted by subparagraph (c) below, permit any of the Company’s subsidiaries to merge or consolidate with any person (other than any of the Company’s wholly-owned subsidiaries);

(c)                                  acquire, or permit any of the Company’s subsidiaries to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $5 million in any one transaction or series of related transactions or exceeding $15 million in the aggregate.

(d)                                 effect an initial Public Offering of Securities of the Company, any of its subsidiaries, or any successor entity of the Company or any of its subsidiaries;

(e)                                  liquidate, dissolve, declare or make any filing in bankruptcy or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization of any of the Company or its subsidiaries into a limited liability company, a partnership or any other non-corporate entity that is treated as a partnership for federal income tax purposes);

(f)                                    create, incur, assume or suffer to exist any indebtedness, or permit any of the Company’s subsidiaries to create, incur, assume or suffer to exist any indebtedness, exceeding an aggregate principal amount of $15.0 million (based on outstanding indebtedness plus available facilities) at any time on a consolidated basis;

(g)                                 issue or sell any shares of the capital stock or other equity securities, or any securities convertible or exchangeable for such securities, or warrants, options, or other rights to acquire such stock or securities, of the Company or any of its subsidiaries to any person other than the Company or any of its wholly-owned subsidiaries, except for (i) issuances in connection with the exercise of any warrants, options or other rights to acquire such equity securities or shares of capital stock, so long as the initial issuance or sale of such warrants, options or other rights was consented to in writing by the Required Holders or (ii) any issuance of options (or shares issued upon exercise thereof) under the Company’s 2003 Stock-Based Incentive Compensation Plan or otherwise approved by the Board of Directors of the Company;

(h)                                 adopt or approve any annual business plan or budget for the Company;

(i)                                     hire, fire, remove or replace any member of the senior management of the Company or Sheridan, who, if the Company or Sheridan were a publicly reporting company, would be one of the top five individuals whose salaries would be required to be disclosed in its Securities and Exchange Commission reporting documents;

(j)                                     enter into, or permit any of its subsidiaries to enter into, the ownership, active management or operation of any business other than the business of the Company and its subsidiaries immediately following the closing of the transactions contemplated by the Stock Purchase Agreement;

(k)                                  enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary’s officers, advisors, directors, employees, stockholders, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms approved by the Board of Directors of the Company;

(l)                                     amend, modify or supplement the Amended and Restated Certificate of Incorporation, Bylaws or any of the other organizational documents, or any other material agreements, of the Company or any of its subsidiaries; or

(m)                               enter into any agreement, contract, commitment or arrangement that if completed or performed would be in contravention of any of the foregoing.

ARTICLE III

CORPORATE ACTIONS

3.1.                              Amended and Restated Certificate of Incorporation and Bylaws.  Each Investor has reviewed the Amended and Restated Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits A and B, respectively, and hereby approves and ratifies the same.

3.2.                              Directors and Voting Agreements.

(a)                                  Each Investor and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock entitled to vote owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of ten individuals as follows: (i) four individuals designated by BRS (who shall initially be Thomas J. Baldwin, Gary T. DiCamillo, J. Rice Edmonds and Nicholas R. Sheppard) (collectively, the “BRS Directors”), (ii) four individuals designated by ING Furman Selz, on behalf of itself and the other Jefferies Funds (who shall initially be Nicholas Daraviras, Craig H. Deery, James L. Luikart and George A. Whaling) (the “Jefferies Directors”), and (iii) two individuals who are designated jointly by BRS and ING Furman Selz (on behalf of the Jefferies Funds) (who shall initially be J. M. Dryden Hall, Jr. and John A. Saxton) (the “Jointly Designated Directors”).  It is understood and agreed that the designation of each Jointly Designated Director shall require the consent of each of BRS and ING Furman Selz.

(b)                                 Each Investor and Permitted Transferee agrees to take all necessary action to cause the composition of the Board of Directors of the Company to remain in accordance with Section 3.2(a) hereof (including, without limitation, voting or causing to vote or acting by written consent with respect to, all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or held by such Investor or Permitted Transferee in favor of such persons) and to act itself (if a member of the Board of Directors) or cause its designee (if any) on the Board of Directors to vote or act by written consent to cause the Board of Directors of the Company to be in accordance with Section 3.2(a) hereof.

(c)                                  Any of the rights to designate directors of the Company of BRS set forth in paragraph (a) above shall terminate on such date as the BRS, together with their respective Affiliates and Permitted Transferees, collectively own less than 5% of the outstanding Common Stock.  Likewise, any of the rights to designate directors of the Company of any of the Jefferies Funds set forth in paragraph (a) above shall terminate on such date as the Jefferies Funds, together with their respective Affiliates and Permitted Transferees, collectively own less than 5% of the outstanding Common Stock.

3.3.                              Right to Remove Certain of the Company’s Directors.  Each of BRS and ING Furman Selz (on behalf of the Jefferies Funds) may request that any director subject to designation by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such person as a director.  BRS and ING Furman Selz (on behalf of the Jefferies Funds) jointly may request that any Jointly Designated Director be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such Jointly Designated Director as a director.

3.4.                              Right to Fill Certain Vacancies in Company’s Board.  In the event that a vacancy is created on the Company’s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a BRS Director, a Jefferies Director or a Jointly Designated Director, or if otherwise there shall exist or occur any vacancy on the Company’s Board of Directors of a BRS Director, a Jefferies Director or a Jointly Designated Director, such vacancy shall not be filled by the remaining members of the Company’s Board of Directors, but each Investor and Permitted Transferee hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Investor or Investors then entitled to designate such director under Section 3.2 hereof.

3.5.                              Directors of Subsidiaries.  The Company shall cause the Board of Directors of Sheridan to be identical to the Board of Directors of the Company.  In addition, if requested by BRS or any of the Jefferies Funds (so long as the requesting party, together with its respective Affiliates or Permitted Transferees, owns not less than 5% of the outstanding Common Stock) the Company shall take, and each of the Investors and Permitted Transferees agrees that it shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of capital stock or other voting equity interests of any subsidiary owned by the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of any other Subsidiary (as defined in Section 4.1) is identical to the Board of Directors of the Company.

3.6.                              Amendment of Certificate and Bylaws.  Each Investor and Permitted Transferee agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company’s Amended and Restated Certificate of Incorporation or Bylaws inconsistent with Article III of this Agreement unless BRS and the Jefferies Funds consent in writing thereto.

3.7.                              Termination of Voting Agreements.  If not earlier terminated under Section 3.2, the voting agreements in Sections 3.2, 3.3, 3.4, 3.5 and 3.6 hereof shall terminate on the date the Company consummates a Public Offering (if requested by the underwriter with respect to such offering).

3.8.                              Officers.  Each Investor approves the election of such officers as may be elected or appointed by the Company or its Board of Directors.

3.9.                              Committees.  BRS and the Jefferies Funds each have the right to appoint not less than one director to any committee of the Board of Directors.

ARTICLE IV

ADDITIONAL RESTRICTIONS ON TRANSFERS OF
MANAGEMENT SECURITIES HELD BY MANAGEMENT INVESTORS

4.1.                              Certain Definitions.  The terms defined below shall have the following meanings when used in this Article IV:

(a)                                  “Management Securities” means the shares of Preferred Stock or Common Stock or other Securities now or hereafter owned by a Management Investor, and all other securities of the Company (or a successor to the Company) received on account of ownership of the Management Securities, including any and all management securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

(b)                                 “Public Offering” means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $50,000,000.

(c)                                  “Special Registration Statement” means (i) a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or (ii) a registration statement registering a Unit Offering;

(d)                                 “Subsidiary” means a corporation, partnership, limited liability or other business entity with respect to which the Company (or another Subsidiary) owns 50% or more of the total combined voting power of all classes of stock (or other voting interests).

(e)                                  “Unit Offering” means a public offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

4.2.                              Restrictions on Transfer.  In addition to the restrictions imposed by Section 1.1 hereof, and notwithstanding anything to the contrary contained herein, none of the Management Investors (it being understood that, any reference to a Management Investor in this Article IV as a holder of Management Securities shall also include such Management Investor’s heirs, executors, administrators, transferees, successors and assigns, as the case may be) shall effect a Transfer of any Management Securities other than (a) pursuant to Section 2.2 hereof in connection with an Approved Sale, (b) pursuant to Section 4.3 hereof in connection with an exercise of the Purchase Option (as such term is hereinafter defined), (c) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of the Company’s Board of Directors) and the Required Holders, (d) to a Permitted Transferee of such Management Investor in question or (e) in connection with a Public Offering in which such Management Investor is permitted to participate.  In exercising the consent and approval provided for in clause (c), each of the Company and the Required Holders may employ their sole discretion in evaluating the nature of the proposed transferee and each of the Company and the Required Holders may impose such conditions on Transfer as they deem appropriate in their sole discretion, including, but not limited to, requirements that the transferee be an employee or director of the Company or a Subsidiary and that the transferee purchase such Management Investor’s Management Securities as a “Management Investor” subject to the restrictions of this Article IV.  In the event any Transfer is authorized pursuant to clause (c) above to an employee or director of the Company or a majority-owned direct or indirect subsidiary of the Company as a “Management Investor,” such employee or director shall execute an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such employee or director shall agree to be bound by the terms and conditions of this Agreement, and such other provisions as the Company may determine, and upon such execution, such employee or director shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement.  Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferees shall have no rights or privileges in or with respect to the Company.  Notwithstanding the foregoing provisions, each Management Investor agrees that he or she will not effect a Transfer of any Management Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable securities laws.

For the purposes of this Agreement, the “Permitted Transferees” of any of the Management Investors shall be as set forth in Section 1.1(b)(i) or (ii) hereof; provided, however, that as a condition to a Transfer to any Permitted Transferee, such Permitted Transferee shall agree, in writing and in form and substance reasonably satisfactory to the Company, to become bound, and thereby shall become bound, by all the terms of this Agreement applicable to the Management Investor transferring such Management Securities.  The Termination Date (as hereinafter defined) for a Permitted Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Management Securities held by such Permitted Transferee pursuant to this Agreement.

4.3.                              Purchase Option.

(a)                                  General Terms.  In the event that any Management Investor who is an employee of the Company or a Subsidiary shall cease to be employed by the Company or a Subsidiary for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under normal retirement policies, resignation or termination by the Company or a Subsidiary) or any Management Investor who is a director shall cease to serve as a member of the Board of Directors of the Company or a Subsidiary for any reason (including, but not limited to, death, resignation or removal), other than by reason of a leave of absence approved by the Company or a Subsidiary, such Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination or cessation of service (except in the case of termination of employment or service by the Company or a Subsidiary, in which case no notice need be given), and the Company or one or more designee(s) selected by the Required Holders (a “Designated Purchaser”), shall have the right and option by written notice given at any time, within 180 days after the later of the effective date of such termination of employment or cessation of service (the “Termination Date”) or the date of the Company’s receipt of the aforesaid notice (the later of such dates, the “Option Termination Date”), to purchase from such Management Investor and his or her Permitted Transferees, or his or her heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Management Securities then owned by such Management Investor (and his or her Permitted Transferees), at a purchase price equal to the Option Purchase Price (as hereinafter defined).  The right of the Company and the Company’s designee(s) set forth in this Section 4.3 to purchase a terminated Management Investor’s Management Securities is hereinafter referred to as the “Purchase Option”.

(i)                                     Exercise of Purchase Option.  The Purchase Option shall be exercised by written notice to the Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns, as the case may be) executed by the Company or the Designated Purchaser, as the case may be, given at any time not later than the Option Termination Date.  Such notice shall set forth the number and type of Management Securities desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent.  At such closing, the seller shall deliver, or cause to be delivered, the certificates evidencing the number of Management Securities to be purchased by the Company and/or its Designated Purchaser, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its Designated Purchaser, as the case may be, good title to such of the Management Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature, other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its Designated Purchaser, as the case may be, shall deliver to the seller the full amount of the Option Purchase Price (or the portion thereof to be paid by such party) for such Management Securities in cash by certified or bank cashier’s check.

(ii)                                  Option Purchase Price.  The “Option Purchase Price” for the Management Securities to be purchased from such Management Investor, and his or her Permitted Transferees, or his or her heirs, executors, administrators, transferees, successors and assigns, pursuant to the Purchase Option (the number of Management Securities to be so purchased being the “Purchase Number”) shall equal the Fair Market Value Price multiplied by the Purchase Number.

As used herein:

(A)                              “Fair Market Value Price” for each share of Common Stock or Preferred Stock (or option to purchase Common Stock) means, the amount determined as follows:  the average of the high and low sales prices per share of Preferred Stock or Common Stock (or their equivalent) as reported either on the National Association of Security Dealers, Inc. Automated Quotation System (“NASDAQ”) or the New York Stock Exchange (“NYSE”) for the five business days immediately preceding the Termination Date or, if not reported on the NASDAQ or NYSE, a valuation based upon the price that would be paid for the shares of Preferred Stock and Common Stock in an acquisition of all outstanding shares of capital stock of the Company on a stand alone basis in a privately negotiated arm’s length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, (I) without regard to the restrictions upon transfer of Securities contained in this Agreement or in any other agreement, (II) without regard to any discount for illiquidity, or other factors affecting the transferability of any of the capital stock of the Company, if applicable, (III) taking into account the aggregate amount of the Company’s indebtedness for borrowed money (including all acquisition and working capital indebtedness incurred by the Company after the date hereof), (IV) taking into account the aggregate amount payable in respect of the liquidation preference of any capital stock of the Company having a liquidation preference senior to Common Stock, and (V) taking into account the aggregate amount payable in respect of any accrued and unpaid dividends on any capital stock of the Company whose holders have rights to dividends that are senior to the rights of holders of Common Stock (the valuation hereinafter referred to as the “Proffered Valuation”).  If the Company or its Designated Purchaser is considering exercising the Purchase Option, then within 60 days after the Termination Date, the Company or the Designated Purchaser, as the case may be, shall prepare and deliver to the Management Investor its calculation of the Fair Market Value Price per share and, if applicable, the Company’s or its Designated Purchaser’s Proffered Valuation.  If the Management Investor does not agree with the Company’s or its Designated Purchaser’s Proffered Valuation and the Company or its Designated Purchaser and the Management Investor are unable to agree on the Fair Market Value Price per share within ten days after delivery of the Company’s or its Designated Purchaser’s Proffered Valuation, then the Management Investor shall prepare his own Proffered Valuation, a copy of which shall be delivered to the Company or its Designated Purchaser within 20 days after delivery of the Company’s or its Designated Purchaser’s Proffered Valuation, as the case may be.  The parties shall then select a mutually acceptable investment banking or other firm to choose either the Company’s or its Designated Purchaser’s Proffered Valuation, or the Management Investor’s Proffered Valuation.  Such firm (x) shall not be an Affiliate of the Company or the Management Investor; and (y) shall have demonstrable skills and expertise in the valuation of equity securities in relevant industries.  If the parties are unable to agree on a mutually acceptable investment banking or other firm within ten days after delivery of the Management Investor’s Proffered Valuation, each party shall select its own investment banking or other firm and the two selected firms shall select a mutually acceptable investment banking or other firm (meeting the criteria set forth in the preceding sentence) for the purpose of determining the Fair Market Value Price per share.  If either party fails to select its own investment banking or other firm, which is to select the determining firm, within five days after the expiration of such ten day period, the other party’s selected firm shall act as the determining firm.  The determination of an investment banking or other firm will be set forth in writing and will be conclusive and binding on the parties.  The parties shall instruct the selected firm to select, within 20 days thereafter, such of the two Proffered Valuations as more accurately reflects the Fair Market Value Price per share, and the Company or its Designated Purchaser and the Management Investor hereby agrees to be bound by such decision.  The fees and expenses of the determining firm shall be borne by the party whose Proffered Valuation was not selected by the investment banking or other firm.  The Company or its Designated Purchaser and the Management Investor shall be responsible for their own fees and expenses, including the fees and expenses of their respective counsel and, if applicable, their own investment banking or other firm.  Notwithstanding anything to the contrary contained herein, the termination of the exercise period set forth in this Section 4.3 shall be tolled during the pendency of and until ten days following the conclusion of any negotiation or arbitration of the Fair Market Value Price.  In the event of such negotiation or arbitration of the Fair Market Value Price, the Company or its Designated Purchaser shall have the right to revoke any notice of exercise of the Purchase Option previously given by such party.  Notwithstanding the foregoing, the parties agree that in the case of any security convertible into or exchangeable for Common Stock or option, warrant or other right to purchase Common Stock, the Fair Market Value Price for such security shall be based upon the Fair Market Value Price of the underlying Common Stock, after taking into account the conversion exchange or exercise price applying to such security and any applicable tax obligations of the holder in connection with such conversion, exercise or exchange.

(b)                                 Right of First Refusal.  In the event that, after receiving the consent of the Company and the Required Holders as required by Section 4.2 hereof, on or prior to the Company’s initial Public Offering, any Management Investor proposes to sell any or all of such Management Investor’s Management Securities, such Management Investor shall do so only pursuant to a bona fide written offer from an unaffiliated third party.  Prior to accepting such offer, the Management Investor will first offer to sell such Management Securities to the Company pursuant to this Section 4.3(b).

Such Management Investor shall deliver a written notice of any such bona fide offer (a “Sale Notice”) to the Company describing in reasonable detail the Management Securities proposed to be sold, the name of the transferee, the purchase price and all other material terms of the proposed Transfer.  Upon receipt of the Sale Notice, the Company, or one or more designee(s) selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all, of the Management Securities proposed to be sold by the Management Investor at the price and on the terms of the proposed Transfer set forth in the Sale Notice.  Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor whether or not it or its designee wishes to purchase all of the offered Management Securities.  In any case where non-fungible property such as real estate constitutes part of the purchase price included in the bona fide offer or where any aspect of the terms of such offer depend on the unique attributes of the proposed transferee or otherwise cannot be precisely and reasonably duplicated by someone other than such transferee, purchases by the Company or its designee(s) shall be made on terms that constitute the reasonable economic equivalent of the price and terms of such bona fide offer.  If the Company or its designee(s) elects to purchase the offered Management Securities, the closing of the purchase and sale of such Management Securities shall be held at the place and on the date established by the buyer in its notice to such Management Investor in response to the Sale Notice, which in no event shall be less than 10 or more than 60 days from the date of such notice.

In the event that the Company or its designee does not elect to purchase all the offered Management Securities, such Management Investor may, subject to the other provisions of this Agreement, sell the offered Management Securities to the transferee specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company or its designee could have elected to purchase the offered Management Securities; provided, however, that no such sale shall be made unless the transferee executes and delivers a joinder to this Agreement satisfactory in form and substance to the Company which joinder states that such transferee agrees to be fully bound by this Agreement as if it were a party hereto.  Any such Management Securities not transferred within such 180-day period will be subject to the provisions of this Section 4.3(b) upon subsequent Transfer.

4.4.                              Involuntary Transfers.  In the event that the Management Securities owned by any Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the “Transfer Date”) by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Management Securities are proposed to be transferred, and the number of Management Securities to be transferred.  After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company or one or more designee(s) selected by a majority of the non-employee members of the Board of Directors of the Company shall have the right and option to purchase any or all of such Management Securities which right shall be exercised by written notice given by the Company (or its designee) to such proposed transferor within 60 days following the Company’s receipt of such notice or, failing such receipt, the Company’s obtaining actual knowledge of such proposed Transfer.  Any purchase pursuant to this Section 4.4 shall be at the price and on the terms applicable to such proposed Transfer.  If the nature of the event giving rise to such involuntary

Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Management Securities, the price to be paid by the buyer shall be the Option Purchase Price that would have been applicable hereunder had such Management Investor incurred a Termination Date as of the date of such proposed Transfer for the Management Securities.  The closing of the purchase and sale of Management Securities shall be held at the place and the date to be established by the buyer, which in no event shall be less than 10 or more than 60 days from the date on which the buyer gives notice of its election to purchase the Management Securities.  At such closing, such Management Investor shall deliver the certificates evidencing the number of Management Securities to be purchased by the buyer, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the buyer good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the buyer shall deliver to such Management Investor the full amount of the purchase price for such Management Securities in cash by certified or bank cashier’s check.

4.5.                              Purchaser Representative.  If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each of the Management Investors will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company.  If each of the Management Investors appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if a Management Investor declines to appoint the purchaser representative designated by the Company, such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

ARTICLE V

MISCELLANEOUS

5.1.                              Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the Required Holders; provided, however, that any amendment of this Agreement which materially adversely affects any Investor in a manner materially different from other Investors (other than due to any difference in the number of shares owned by any such Investor) shall require the prior written consent of such Investor.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

5.2.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto.  Except as contemplated hereby in connection with Transfers of Securities, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

5.3.                              Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

5.4.                              Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company, to:

TSG Holdings Corp.
11311 McCormick Road
Suite 260
Hunt Valley, MD  21031-1437
Attention:  John A. Saxton
Fax:  (410) 785-7217

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103

Attention:	Carmen J. Romano, Esq.
David S. Denious, Esq.

Fax:  (215) 994-2222

If to BRS, to:

c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street, 29th Floor
New York, NY 10022
Attention:  Harold O. Rosser, II
Fax:  (212) 521-3799

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103

Attention:	Carmen J. Romano, Esq.
David S. Denious, Esq.

Fax:  (215) 994-2222

If to any of the Jefferies Funds, to:

c/o Jefferies Capital Partners
520 Madison Avenue
8th Floor
New York, NY  10022
Attention:  James Luikart
Fax:  (212) 284-1717

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103

Attention:	Carmen J. Romano, Esq.
David S. Denious, Esq.

Fax:  (215) 994-2222

If to any of the Management Investors, to such Management Investor’s address as set forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by any Management Investor.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

5.5.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.6.                              Headings.  The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

5.7.                              Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

5.8.                              Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

5.9.                              Termination.  This Agreement shall terminate on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities.

5.10.                        Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

5.11.                        Party No Longer Owning Securities.  If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

5.12.                        No Effect on Employment.  Nothing herein contained shall confer on the Management Investor the right to remain in the employ or service of the Company or any of its subsidiaries or Affiliates.

5.13.                        Pronouns.  Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

5.14.                        Future Individual Investors.  The parties hereto agree that any current or future employee of the Company or other person who purchases Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that such person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Management Investor (or Investor, as the case may be) and the number of Securities purchased by him or her.

5.15.                        Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood the Investors are contemporaneously entering into other agreements and instruments in connection with the consummation of the Acquisition, including the Securities Purchase Agreement, Securities Purchase and Exchange Agreement and the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Holders Agreement the day and year first above written.

TSG HOLDINGS CORP.

By:	/s/ J. Rice Edmonds
Name: J. Rice Edmonds
Title: Vice President

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE L.L.C., its general partner

By:	/s/ Thomas Baldwin
Name: Thomas Baldwin
Title: Managing Director

ING FURMAN SELZ INVESTORS III L.P.

By:	ING FURMAN SELZ INVESTMENTS III LLC, its General Partner

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:	ING FURMAN SELZ INVESTMENTS III LLC, its Fund Manager

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:	ING FURMAN SELZ INVESTMENTS III LLC, its Managing Member

By:	/s/ James Luikart
Name: James Luikart
Title: Executive Vice President

MANAGEMENT INVESTORS:

/s/ John A. Saxton
John A. Saxton

Address:

Telephone No.:

/s/ David C. Hewitt
David C. Hewitt

Address:

Telephone No.:

/s/ G. Paul Bozuwa
G. Paul Bozuwa

Address:

Telephone No.:

/s/ Robert M. Jakobe
Robert M. Jakobe

Address:

Telephone No.:

/s/ Joan B. Weisman
Joan B. Weisman

Address:

Telephone No.:

/s/ John M. Elliot
John M. Elliot

Address:

Telephone No.:

/s/ Chris M. Azbill
Chris M. Azbill

Address:

Telephone No.:

/s/ Douglas R. Ehmann
Douglas R. Ehmann

Address:

Telephone No.:

/s/ J. Kenneth Garner
J. Kenneth Garner

Address:

Telephone No.:

/s/ Michael E. Klauer
Michael E. Klauer

Address:

Telephone No.:

/s/ James W. Stirling
James W. Stirling

Address:

Telephone No.:

/s/ Patricia A. Stricker
Patricia A. Stricker

Address:

Telephone No.:

/s/ Robert M. Moore
Robert M. Moore

Address:

Telephone No.:

/s/ Gary J. Kittredge
Gary J. Kittredge

Address:

Telephone No.:

/s/ Edward H. Hartman
Edward H. Hartman

Address:

Telephone No.:

/s/ Arthur R. Myers
Arthur R. Myers

Address:

Telephone No.:

/s/ Jennifer A. Bedell
Jennifer A. Bedell

Address:

Telephone No.:

/s/ Cynthia L. Beauchamp
Cynthia L. Beauchamp

Address:

Telephone No.:

/s/ Michael J. Sartorelli
Michael J. Sartorelli

Address:

Telephone No.:

/s/ David T. Merchant
David T. Merchant

Address:

Telephone No.:

/s/ Kenneth W. Raker
Kenneth W. Raker

Address:

Telephone No.:

/s/ Jeffrey S. Cohen
Jeffrey S. Cohen

Address:

Telephone No.:

/s/ J. Dennis Smith
J. Dennis Smith

Address:

Telephone No.:

/s/ Catherine R. Budd
Catherine R. Budd

Address:

Telephone No.:

/s/ George A. Whaling
George A. Whaling

Address:

Telephone No.:

/s/ J.M. Dryden Hall, Jr.
J.M. Dryden Hall, Jr.

Address:

Telephone No.:

/s/ Gary T. DiCamillo
Gary T. DiCamillo

Address:

Telephone No.:

/s/ Craig H. Deery
Craig H. Deery

Address:

Telephone No.:

Schedule I

Investors and Securities Purchased and Exchanged

Investor	Common Stock Purchase Price ($10 per share)	Preferred Stock Purchase Price ($1,000 per share)	Number of Shares of Common Stock Received	Number of Shares of Preferred Stock Received	Aggregate Purchase Price

Bruckmann, Rosser, Sherrill & Co. II, L.P.	$2,286,869.49	$19,209,703.76	228,686.949	19,209.70376	$21,496,573.25

ING Furman Selz Investors III L.P.	1,593,479.22	13,385,225.54	159,347.922	13,385.22554	14,978,704.76

ING Barings Global Leveraged Equity Plan Ltd.	130,357.28	1,095,001.13	13,035.728	1,095.00113	1,225,358.41

ING Barings U.S. Leveraged Equity Plan LLC	563,032.99	4,729,477.09	56,303.299	4,729.47709	5,292,510.08

John A. Saxton	159,574.47	1,340,425.53	15,957.447	1,340.42553	1,500,000.00

David C. Hewitt	63,829.79	536,170.21	6,382.979	536.17021	600,000.00

G. Paul Bozuwa	31,914.89	268,085.11	3,191.489	268.08511	300,000.00

Robert M. Jakobe	10,638.30	89,361.70	1,063.830	89.36170	100,000.00

Joan B. Weisman	7,978.72	67,021.28	797.872	67.02128	75,000.00

John M. Elliot	5,319.15	44,680.85	531.915	44.68085	50,000.00

Chris M. Azbill	5,319.15	44,680.85	531.915	44.68085	50,000.00

Douglas R. Ehmann	5,212.25	43,782.88	521.225	43.78288	48,995.13

J. Kenneth Garner	4,560.04	38,304.36	456.004	38.30436	42,864.40

Michael E. Klauer	4,255.32	35,744.68	425.532	35.74468	40,000.00

James W. Stirling	3,723.40	31,276.60	372.340	31.27660	35,000.00

Patricia A. Stricker	3,333.16	27,998.55	333.316	27.99855	31,331.71

Robert M. Moore	2,659.57	22,340.43	265.957	22.34043	25,000.00

Gary J. Kittredge	2,659.58	22,340.42	265.958	22.34042	25,000.00

Edward H. Hartman	2,127.66	17,872.34	212.766	17.87234	20,000.00

Arthur R. Myers	2,127.66	17,872.34	212.766	17.87234	20,000.00

Jennifer A. Bedell	1,595.74	13,404.26	159.574	13.40426	15,000.00

Cynthia L. Beauchamp	1,063.83	8,936.17	106.383	8.93617	10,000.00

Michael J. Sartorelli	1,063.83	8,936.17	106.383	8.93617	10,000.00

David T. Merchant	531.91	4,468.09	53.191	4.46809	5,000.00

Investor	Common Stock Purchase Price ($10 per share)	Preferred Stock Purchase Price ($1,000 per share)	Number of Shares of Common Stock Received	Number of Shares of Preferred Stock Received	Aggregate Purchase Price
Kenneth W. Raker	1,063.83	8,936.17	106.383	8.93617	10,000.00

Jeffrey S. Cohen	797.87	6,702.13	79.787	6.70213	7,500.00

J. Dennis Smith	531.91	4,468.09	53.191	4.46809	5,000.00

Catherine R. Budd	319.15	2,680.85	31.915	2.68085	3,000.00

George A. Whaling	32,385.74	272,040.01	3,238.574	272.04001	304,425.75

J.M. Dryden Hall, Jr.	10,638.30	89,361.70	1,063.830	89.36170	100,000.00

Gary T. DiCamillo	31,914.89	268,085.11	3,191.489	268.08511	300,000.00

Craig H. Deery	29,120.91	244,615.60	2,912.091	244.61560	273,736.51

Total	$5,000,000.00	$42,000,000.00	500,000.000	42,000.00000	$47,000,000.00

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